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                                                                  Exhibit (a)(8)

                       STATE STREET RESEARCH EQUITY TRUST

                               Amendment No. 11 to
                First Amended and Restated Master Trust Agreement

                             INSTRUMENT OF AMENDMENT

         Pursuant to Article VII, Section 7.3 and Article IV, Sections 4.1 and
4.2 of the First Amended and Restated Master Trust Agreement (the "Master Trust Agreement") of State Street Research Equity Trust (the "Trust") dated June 1, 1993, as heretofore amended, the following action is taken:

         The first sentence of the first paragraph of Section 4.2 of Article IV of the Master Trust Agreement is hereby amended to read as follows:

                  "Section 4.2 ESTABLISHMENT AND DESIGNATION OF SUB-TRUSTS. Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate three Sub-Trusts: State Street Research Large-Cap Value Fund; State Street Research Mid-Cap Value Fund; and State Street Research Global Resources Fund."

         This Amendment shall operate to abolish the establishment and designation of State Street Research Athletes Fund as a Sub-Trust and shall be effective as of April 16, 2002.

         IN WITNESS WHEREOF, the undersigned Trustees of the Trust hereby adopt the foregoing on behalf of the Trust.

/s/ Bruce R. Bond                      /s/ Susan M. Phillips
-------------------------              -------------------------
Bruce R. Bond                          Susan M. Phillips

/s/ Richard S. Davis                   /s/ Toby Rosenblatt
-------------------------              -------------------------
Richard S. Davis                       Toby Rosenblatt

/s/ Steve A. Garban                    /s/ Michael S. Scott Morton
-------------------------              -------------------------
Steve A. Garban                        Michael S. Scott Morton

/s/ Dean O. Morton
-------------------------
Dean O. Morton



Dated as of: April 16, 2002